NEWS RELEASE

Exhibit 99.1

CONTACTS:

Morris Denton

Corporate Public Relations

(408) 749-3310

email: morris.denton@amd.com

Mike Haase

Investor Relations

(408) 749-3124

email: mike.haase@amd.com

AMD REPORTS FIRST QUARTER RESULTS

— AMD Sees Improved Operating Results on Sequential Increase in Sales —

SUNNYVALE, CA—APRIL 16, 2003—AMD (NYSE:AMD) today reported sales of $715 million and a net loss of $146 million for the quarter ended March 30, 2003. The net loss amounted to $0.42 per share.

First quarter sales declined by 21 percent from the first quarter of 2002 and increased by four percent from the fourth quarter of 2002. In the first quarter of 2002, AMD reported total sales of $902 million and a net loss of $9 million, or $0.03 per share. In the fourth quarter of 2002, AMD reported sales of $686 million and a net loss of $855 million, or $2.49 per share. Excluding the effects of restructuring and other charges1 to show the company’s results from ongoing operations, the fourth quarter net loss was $235 million, or $0.68 per share.

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“In a tough market environment and in a quarter that is typically seasonally down, we grew our revenue by four percent from the fourth quarter of 2002,” said Robert J. Rivet, chief financial officer. “We believe we gained market share in both our PC processor and Flash memory product lines. And we made significant operating improvements that better position us for a return to profitability.

“Our enhanced AMD Athlon™ processor portfolio, along with increased customer demand, led to a sequential increase of 11 percent in PC processor sales. And despite a seasonal weakening of the global market for flash memory solutions, the first quarter was our fourth consecutive quarter of revenue growth and record bit shipments.

“As projected, we reduced our operating expenses significantly compared to the fourth quarter of 2002. As a result of our improved cost structure, along with the increase in sales, EBITDA was a positive $84 million1 and our operating loss improved by more than $90 million1 in the first quarter as compared with our pro forma results of the fourth quarter 2002.”

BUSINESS OVERVIEW

PC processor sales of $468 million for the quarter increased by 11 percent from the $420 million reported in the fourth quarter of 2002. AMD showed a significant increase in both unit and dollar sales, based on record mobile shipments and increased penetration into emerging markets, led by China.

During the first quarter, AMD commenced production shipments of AMD Opteron™ processors for the server and workstation markets. The launch of the AMD Opteron processor family will occur in New York on April 22.

Also in the first quarter, AMD introduced several new processor offerings including the AMD Athlon XP processor 3000+, the highest performing desktop PC microprocessor. In addition, AMD introduced 12 new mobile processors including the first AMD Athlon processors targeted for thin-and-light notebooks. These are the first AMD Athlon processors targeted for thin-and-light notebooks.

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AMD memory sales of $218 million were up for the fourth consecutive quarter, on increased unit sales driven by our product portfolio for the cellular phone market and continued demand for high-end, feature-rich phones.

AMD qualified production on 130 nanometer process technology in AMD’s Fab 25 Flash memory fab in the first quarter and will commence volume production on 130 nanometer process technology in the second quarter.

HIGHLIGHTS OF THE QUARTER

•	In March, AMD and Fujitsu Limited announced a Memorandum of Understanding (MOU) to establish a new Flash memory semiconductor company based on the integration of AMD and Fujitsu’s Flash memory operations, including their existing FASL joint manufacturing venture.

•	In March, AMD entered the thin-and-light mobile PC market with its newly launched line of new, low-voltage mobile AMD Athlon XP-M processors.

•	In March, Gartner/Dataquest Worldwide Quarterly PC Statistics for the fourth quarter of 2002 showed that AMD processor-based desktop and mobile computers increased worldwide unit market share to 19 percent among buyers of Windows® operating system-based PCs in 2002.

•	In February, the AMD Athlon 64 processor won the Microprocessor Report Analysts’ Choice for Best PC Processor at the prestigious Microprocessor Report’s Analysts’ Choice Awards 2002.

•	In February, AMD introduced the AMD Athlon XP processor 3000+, the world’s highest performing desktop PC processor and introduced the AMD Athlon MP processor 2600+, the highest performing multiprocessor in its line of multiprocessors for servers and workstations.

•	In January, AMD and IBM announced that the two companies had entered into an agreement to jointly develop chip-making technologies for use in future high-performance products.

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•	In the first quarter, AMD added five infrastructure partners to the more than 100 companies that have announced support of AMD Opteron and AMD Athlon processors, including Microsoft, IBM DB2, RedHat, SuSE, NVIDIA, Epic Games and CA Ingres.

•	In January, AMD introduced the Am29PDL640G, a 64 Mbit page-mode Flash memory device designed for wireless applications such as mobile phones and other applications including television set-top boxes. This Flash memory device delivers a superior combination of high-performance, long battery life and sophisticated security.

CURRENT OUTLOOK

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially. Economic and industry conditions remain uncertain, and continue to make it particularly difficult to forecast product demand. The company’s current outlook for the second quarter is based on the following projections:

•	AMD believes it will continue to gain share in the wireless segment, and expects to achieve its fifth consecutive quarterly increase in Flash memory revenues.

•	AMD believes that processor sales will be flat to up in the historically weakest quarter seasonally, based on an improved product mix and the anticipated benefits of a better-balanced PC supply chain inventory.

•	AMD plans for cost reductions in the quarter sufficient to achieve its target of reducing its overall quarterly cost structure to below $800 million.

AMD TELECONFERENCE

AMD will hold a conference call for the financial community at 2:30 PM Pacific Time today to discuss first quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com or http://www.StreetEvents.com. The web-cast will be available for ten days after the conference call.

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CAUTIONARY STATEMENT

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Risks include the possibility that global business and economic conditions will worsen resulting in lower than currently expected sales in the second quarter of 2003; that Intel Corporation pricing, marketing programs, product bundling, new product introductions or other activities targeting the company’s processor business will prevent attainment of the company’s current PC processor sales plans; that demand for personal computers and, in turn, demand for the company’s PC processors will be lower than currently expected; that the sales of AMD PC processors will follow seasonal patterns or worse in the second quarter despite the availability of a richer mix of the company’s products; that demand for the company’s Flash memory products will be lower than currently expected, particularly in the high-end cellular telephone sector; that the company will not achieve sequential growth in sales of Flash memory devices; that the company may not achieve its current product and technology introduction schedules including the current schedule for introducing AMD Athlon XP processors based on the “Barton” core or the AMD Opteron processor based on AMD 64-bit technology, or the schedule for implementing 90nm process technology in Fab 30; and that the company may not be able to successfully implement the new proposed joint venture with Fujitsu, Ltd. and sustain any benefit from such joint venture. We urge investors to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 29, 2002.

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About AMD

Founded in 1969 and based in Sunnyvale, California, AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD, a Standard & Poor’s 500 company, produces microprocessors, Flash memory devices, and silicon-based solutions for communications and networking applications.

AMD, the AMD Arrow logo, AMD Athlon, AMD Opteron and combinations thereof are trademarks of Advanced Micro Devices, Inc. in the United States and other jurisdictions.

[1]	As shown in the attached reconciliation of GAAP to Pro-forma Non-GAAP Consolidated Net Loss.

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ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands except per share amounts)

	Quarter Ended
	March 30, 2003	Dec. 29, 2002	March 31, 2002
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$714,555	$686,430	$902,073
Cost of sales	496,592	506,613	586,874
Research and development	203,062	244,848	171,882
Marketing, general and administrative	138,228	194,389	156,860
Restructuring and other special charges, net	2,146	330,575	—

	840,028	1,276,425	915,616

Operating loss	(125,473)	(589,995)	(13,543)
Interest and other income, net	6,740	992	9,538
Interest expense	(25,805)	(22,296)	(12,158)

Loss before income taxes and equity in net income of joint venture	(144,538)	(611,299)	(16,163)
Provision (benefit) for income taxes	2,936	243,470	(4,041)

Loss before equity in net income (loss) of joint venture	(147,474)	(854,769)	(12,122)
Equity in net income of joint venture	1,118	29	2,959

Net loss	$(146,356)	$(854,740)	$(9,163)

Net loss per common share:
Basic	$(0.42)	$(2.49)	$(0.03)

Diluted	$(0.42)	$(2.49)	$(0.03)

Shares used in per share calculation:
Basic	345,012	343,949	340,806

Diluted	345,012	343,949	340,806

ADVANCED MICRO DEVICES, INC.

RECONCILIATION OF GAAP TO PRO FORMA NON-GAAP CONSOLIDATED NET LOSS

(Thousands)

	Quarter Ended
	March 30, 2003	Dec. 29, 2002	March 31, 2002
Net loss (GAAP)	$(146,356)	$(854,740)	$(9,163)
Adjustments:
Restructuring and other special charges	2,146	330,575	—
Impaired investments	—	3,550	—
R&D expense	—	42,000	—

Net loss before income taxes	(144,210)	(478,615)	(9,163)
Deferred tax asset write-off	—	243,470	—

Net loss (Pro Forma Non-GAAP)	$(144,210)	$(235,145)	$(9,163)

RECONCILIATION OF EBITDA TO PRO FORMA EBITDA

(Thousands)

	Quarter Ended
	March 30, 2003	Dec. 29, 2002	March 31, 2002
Operating loss	$(125,473)	$(589,995)	$(13,543)
Depreciation and amortization	209,754	199,618	174,108

EBITDA	84,281	(390,377)	160,565
Adjustments:
Pro forma income from equity investment in FASL (NON-GAAP)	1,917	50	5,076
R&D expense	—	42,000	—
Restructuring and other special charges	2,146	330,575	—

Pro forma EBITDA	$88,344	$(17,752)	$165,641

ADVANCED MICRO DEVICES, INC.

PRO FORMA NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(Includes Pre-Tax FASL Investment Equity Income in Operating Loss and other proforma adjustments)

(Thousands except per share amounts)

	Quarter Ended
	March 30, 2003	Dec. 29, 2002	March 31, 2002
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$714,555	$686,430	$902,073
Cost of sales	496,592	506,613	586,874
Income from equity investment in FASL	(1,917)	(50)	(5,076)
Research and development	203,062	202,848	171,882
Marketing, general and administrative	138,228	194,389	156,860

	835,965	903,800	910,540

Operating loss	(121,410)	(217,370)	(8,467)
Interest and other income, net	6,740	4,542	9,538
Interest expense	(25,805)	(22,296)	(12,158)

Loss before income taxes	(140,475)	(235,124)	(11,087)
Provision (benefit) for income taxes	2,936	—	(4,041)
Provision (benefit) for taxes on equity income in FASL	799	21	2,117

Net loss	$(144,210)	$(235,145)	$(9,163)

Net loss per common share:
Basic	$(0.42)	$(0.68)	$(0.03)

Diluted	$(0.42)	$(0.68)	$(0.03)

Shares used in per share calculation:
Basic	345,012	343,949	340,806

Diluted	345,012	343,949	340,806

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Thousands)

	March 30, 2003	Dec. 29, 2002*
	(unaudited)	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$800,009	$1,037,705
Accounts receivable, net	371,841	395,828
Inventories	440,049	432,603
Prepaid expenses and other current assets	183,091	153,542

Total current assets	1,794,990	2,019,678

Property, plant and equipment, net	2,910,244	2,880,809
Investment in joint venture	385,503	382,942
Other assets	308,065	335,752

	$5,398,802	$5,619,181

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$386,841	$352,438
Accrued compensation and benefits	149,389	131,324
Accrued liabilities	270,966	435,657
Restructuring accruals	185,031	212,541
Income taxes payable	36,821	21,246
Deferred income on shipments to distributors	76,923	57,184
Current portion of long-term debt, capital lease obligations and other	163,911	161,689

Total current liabilities	1,269,882	1,372,079

Long-term debt, capital lease obligations and other, less current portion	1,767,036	1,779,837

Stockholders’ equity:
Capital stock:
Common stock, par value	3,457	3,445
Capital in excess of par value	1,926,820	1,921,247
Retained earnings	346,312	492,668
Accumulated other comprehensive income	85,295	49,905

Total stockholders’ equity	2,361,884	2,467,265

	$5,398,802	$5,619,181

*	Derived from the December 29, 2002 audited financial statements of Advanced Micro Devices, Inc.

AMD

Selected Corporate Data

(Unaudited)

	Q1‘03		Q4‘02			Q1‘02
Segment Breakdown	% of Sales	Revenue	% of Sales	Revenue		% of Sales	Revenue

Core Products segment:
PC Processor Products	65	$468M	61	$420M		76	$684M
Memory Products (Flash)	31	218M	32	217M		18	160M
Other IC Products	4	29M	7	47M		5	46M
Foundry Services segment	0	0M	0	2M		1	12M

Other Data		Q1 '03		Q4 '02			Q1 '02
Depreciation & Amortization		$210M		$200M			$174M
Capital Additions		$181M		$138M			$199M
Headcount		12,113		12,832			14,442

International Sales		73%		76%			65%
Research and Development		$203M		$245M			$172M
Research and Development (Non-GAAP in Q4’02)		$203M		$203M			$172M
EBITDA		$84M		$(390	)M		$161M
EBITDA (Pro forma)		$88M		$(18	)M		$166M